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                                                                    EXHIBIT 23.1











We have issued our report dated February 6, 1997, accompanying the consolidated financial statements included in the Annual Report of Ensec International, Inc. on Form 10-KSB for the year ended December 31, 1996. We hereby consent to the incorporation by reference of said report in the Registration Statement of Ensec International, Inc. on Form S-8 (File No. 333-20149, effective January 22,
1997).



/s/ Grant Thornton LLP

Grant Thornton LLP
Fort Lauderdale, Florida
March 19, 1997